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Exhibit 10.33

                           MARKETING LICENSE AGREEMENT

         This Marketing License Agreement (the "Agreement") made and entered into as of this 4th day of June, 2002 (the "Effective Date") is by and among Columbia Laboratories (Bermuda) Limited, a Bermuda corporation with its principal place of business at Rosebank Center, 14 Bermudiana Road, Pembroke, HM08 Bermuda ("Columbia Bermuda"), Columbia Laboratories, Inc., a Delaware corporation with its principal place of business at 220 South Orange Avenue, Livingston, New Jersey 07039 ("Columbia"), Ares Trading S.A., a Swiss company with its principal place of business at Chateau de Vaumarcus, 2028 Vaumarcus, Switzerland ("Ares") and Serono, Inc., a Delaware corporation with its principal place of business at One Technology Place, Rockland, Massachusetts 02370 ("Serono").

                                   WITNESSETH:

         WHEREAS, Ares and Columbia Bermuda entered into a License and Supply Agreement as of May 20, 1999, under which Columbia Bermuda granted to Ares a license to certain Patents and Technology related to the Product, including the exclusive right and license, with the right to sublicense, under such Patents and Technology to market, use and sell the Product in the Territory, and Columbia Bermuda agreed to manufacture and sell to Ares the Product (as such terms are defined in the License and Supply Agreement);

         WHEREAS, Ares has appointed Serono as the exclusive distributor of the Product in the United States, subject to the terms of the License and Supply Agreement; and

         WHEREAS, Serono desires to grant to Columbia an exclusive license, subject to the terms of the License and Supply Agreement including, without limitation, Section 2(h) thereof, to Promote and sell the Product in the United States (as hereinafter defined) to the Non-Fertility Specialist Market (as hereinafter defined), and Columbia desires to receive such exclusive license, on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows.

         1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  (a) "Affiliate" shall mean any corporation or other business entity that either directly or indirectly controls a party to this Agreement, is controlled by such party, or is under common control of such party. As used herein, the term "control" means possession of the power to direct or cause the direction of the management and policies of a corporation or other entity whether through the ownership of voting securities, by contract or otherwise.

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                  (b)     "AHPC" shall mean Wyeth (formerly American Home
         Products Corporation) of Five Giralda Farms, Madison, New Jersey 07940-0874, a Delaware corporation, represented by its Wyeth-Ayerst Laboratories Division.

                  (c) "Ares' Net Sales" shall have the meaning attributed to "Net Sales" under the License and Supply Agreement.

                  (d) "Assignment Agreement" shall mean the Assignment and Royalty Agreement dated as of May 27, 1999, as amended, by and between AHPC and Ares.

                  (e) "Columbia's Net Sales" shall mean the aggregate equivalent of gross revenue received by Columbia, its Affiliates and sublicensees from or on account of the sale of the Product under this Agreement to non-affiliated third parties, less (i) reasonable credits or allowances, if any, actually granted on account of cash or trade discounts, recalls, rebates, rejection or return of the Product previously sold, (ii) excises, sales taxes, value added taxes, consumption taxes, duties or other taxes imposed upon and paid with respect to such sales (excluding income or franchise taxes of any kind) and (iii) separately itemized insurance and transportation costs incurred in shipping the Product to such third parties. No deduction shall be made for any item of cost incurred by Columbia, its Affiliates or sublicensees in preparing, manufacturing, shipping or selling the Product except as permitted pursuant to clauses (i), (ii) or (iii) of the foregoing sentence. Columbia's Net Sales shall not include any transfer between Columbia and any of its Affiliates or sublicensees for resale. No transfer of the Product for test or development purposes or as free samples shall be considered a sale hereunder for accounting or payment purposes. For the avoidance of doubt and for the purposes of this definition (i) Ares shall not be deemed to be a sublicensee of Columbia, and (ii) the sale, license or other transfer to an Affiliate or sublicensee shall not be considered a sale hereunder for accounting or payment purposes. Notwithstanding the foregoing, Columbia's Net Sales of Products that are dispensed to patients within the Fertility Specialist Market shall be calculated in the manner set forth in Exhibit B.

                  (f) "Confidential Information" shall mean all information and/or technical data which is disclosed by one party hereto pursuant to this Agreement which the disclosing party treats as confidential and identifies as such, other than information (i) known to the receiving party or its Affiliates prior to the disclosure of such information to such party, provided said prior knowledge is supportable by documentary evidence, (ii) which at the time of the disclosure is, or thereafter becomes, generally known to the public, provided that such public knowledge does not result from any act or disclosure by the receiving party or any of its Affiliates in violation of the terms of this Agreement, (iii) which can be shown to be independently discovered, after the date hereof, by a party, or any of its Affiliates, without the aid, application or use of the disclosed information, or (iv) obtained by the receiving party from a third party which is determined to be in lawful possession of such information, provided such third party is not in violation of any contractual or legal obligation to the disclosing party or any of its Affiliates with respect to such information. Confidential Information of Ares and Serono shall be deemed to include Dispensing Data disclosed by either one of them to Columbia or Columbia Bermuda, regardless of whether such Dispensing Data is identified as

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         confidential. Confidential Information of Columbia and Columbia Bermuda
         shall be deemed to include Dispensing Data disclosed by either one of them to Ares or Serono regardless of whether such Dispensing Data is identified as confidential.

                  (g) "Dispensing Data" shall mean Non-Retail Data and Prescriber Data.

                  (h)     "FDA" shall mean the U.S. Food and Drug
         Administration.

                  (i) "Fertility Specialist Market" shall mean (i) all reproductive endocrinologists in the United States and their patients; and (ii) all other physicians in the United States, including obstetricians and gynecologists, who use Injectable Gonadotropins to treat infertility or who are associated with an infertility treatment center and their patients. Serono and Columbia shall agree in writing to a list of the reproductive endocrinologists and other physicians who they have determined are within the Fertility Specialist Market as of the Effective Date (the "Physician List"). No more than once each year during the Term of this Agreement beginning on the first anniversary of the Effective Date, Serono shall consider, at the request of Columbia, removing from the Physician List physicians in the United States (i) who are not reproductive endocrinologists, (ii) who are not associated with an infertility treatment center and (iii) who Columbia demonstrates prescribed less than $[***] of Injectable Gonadotropins in the preceding year. Serono shall consider removing such physicians from the Physician List in good faith giving primary consideration to its own business interests. Serono shall have the right to remove from the Physician List any physician upon prior notice to Columbia. Serono shall have the right to add to the Physician List reproductive endocrinologists in the United States and other physicians in the United States, including obstetricians and gynecologists, who use Injectable Gonadotropins to treat infertility or who are associated with an infertility treatment center, provided that Serono shall notify Columbia, Columbia shall have fifteen (15) days thereafter to provide comments to Serono regarding such additions, and Serono shall consider such comments in good faith giving primary consideration to its own business interests.

                  (j) "Injectable Gonadotropins" shall mean follicle stimulating hormone, human menopausal gonadotropin, human chorionic gonadotropin, gonadotropin releasing hormone and luteinizing hormone.

                  (k) "License and Supply Agreement" shall mean the License and Supply Agreement dated as of May 20, 1999, by and between Columbia Bermuda and Ares, as amended and restated by that certain Amended and Restated License and Supply Agreement dated as of the date hereof and as further amended in writing and from time to time by agreement of the parties.

                  (l) "Non-Fertility Specialist Market" shall mean individual obstetricians, gynecologists and primary care physicians located in the United States and their nurses, staff and patients, but excluding the Fertility Specialist Market.

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                  (m)     "Non-Retail Data" shall mean data acquired by Serono
         from objective, reliable third parties regarding the sale of Product by wholesalers to non-retail dispensing organizations, such as [***].

                  (n) "Patents" shall have the meaning set forth in the License and Supply Agreement.

                  (o)     "Prescriber Data" shall mean data acquired by Serono
         (i) from objective, reliable third parties regarding the dispensing of the Product from pharmacies to patients and reported by physician name, such as [***], and (ii) directly from pharmacies regarding the dispensing of the Product to patients and reported by physician name, which is not included in the data described in Subsection (o)(i).

                  (p)     "Product" shall mean Product A and Product B.

                  (q) "Product A" shall mean progesterone/COL-1620 vaginal gel containing progesterone in a concentration of four percent (4%).

                  (r) "Product B" shall mean progesterone/COL-1620 vaginal gel containing progesterone in a concentration of eight percent (8%).

                  (s) "Promote" and "Promotional" shall mean, with respect to the Product, any activities undertaken by or on behalf of a party to encourage sales or use of the Product, including, without limitation, sales detail calls, product sampling, journal advertising, direct mail programs, direct-to-consumer advertising, convention exhibits and all other forms of marketing, advertising or promotion.

                  (t) "Technology" shall have the meaning set forth in the License and Supply Agreement.

                  (u) "Territory" shall have the meaning set forth in the License and Supply Agreement.

                  (v)     "Unit" shall mean a single applicator.

                  (w) "United States" shall mean the several United States, the District of Columbia and Puerto Rico.

         2.       Grant of License.
                  ----------------

                  (a) Subject to the License and Supply Agreement, including, without limitation, Ares' right under Section 2(h) thereof to Promote the Product to the Non-Fertility Specialist Market in the United States to the extent that such Promotional activities are incidental to its Promotional efforts to the Fertility Specialist Market, Serono hereby grants to Columbia, and Columbia accepts from Serono, on the terms and conditions stated herein, the exclusive right and license, with the right to sublicense as set forth in Section 2(b), under the Patents and Technology to (i) Promote the Product in the United States to the Non-Fertility Specialist Market as permitted under applicable law

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         and (ii) sell the Product in the United States for any indication or indications permitted under applicable law.

                  (b) Columbia shall have the right to sublicense its rights under Section 2(a) to Columbia's Affiliates and, pursuant to Section 2(c), to third parties. Each sublicense granted by Columbia pursuant to the terms of this Agreement shall be in writing and shall include provisions restricting the Promotional and sales activities of such sublicensee to the same extent Columbia is restricted under this Agreement and granting Serono and Ares third-party beneficiary status under the sublicense. Columbia shall notify Serono and Ares of any default of such sublicense and shall be liable to Serono and Ares for any action or inaction of such sublicensees that would violate this Agreement as if the action or inaction were that of Columbia directly.

                  (c) Columbia may employ a contract sales force or other third party for the purpose of Promoting the Product on behalf of Columbia in accordance with this Agreement, provided that such sales force or other third party does not promote any product that competes with infertility products offered by Serono at the time Columbia establishes the relationship with such contract sales force or other third party.

                  (d) Columbia shall not seek to register or permit any third party to register the Product outside of the United Sates for sale, and will not permit any third party to resell the Product sold by Columbia under this Agreement outside of the United States.

                  (e) Neither Ares nor Serono shall grant to any Affiliates, licensees, sublicensees, or any third party any rights and/or licenses granted to Columbia herein. Ares retains all rights under the Patents and Technology in the Territory granted to it under the License and Supply Agreement and not granted by Serono to Columbia hereunder, including, without limitation, the right under the Patents and Technology while the License and Supply Agreement is in effect to (i) Promote the Product to the Fertility Specialist Market, and (ii) sell the Product.

         3.       Columbia's Marketing and Distribution Obligations.
                  -------------------------------------------------

                  (a) Columbia may Promote the Product in the United States to the Non-Fertility Specialist Market pursuant to Section 2 hereof, and sell the Product in the United States. In furtherance and not in limitation of the foregoing, Columbia shall not, directly or indirectly, Promote, or engage third parties to Promote the Product to the Fertility Specialist Market. Notwithstanding the foregoing, Columbia shall be permitted to Promote the Product to the Fertility Specialist Market to the extent that such Promotional activities are incidental to Promotional efforts in the United States to the Non-Fertility Specialist Market.

                  (b) Subject to the other terms of this Agreement including the special termination right of Serono in Section 10(c), Columbia may sell the Product in the United States by distributing the Product through all distribution channels including, without limitation, managed care, chain pharmacies, wholesalers and independent pharmacies on terms and conditions established by Columbia in its sole discretion.

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                  (c)     Columbia shall Promote and sell the Product in
         association with the trademark PROCHIEVEtm or other trademark (the "Columbia Mark") and trade dress that are wholly different from the CRINONE mark and the trade dress currently used by Serono and its Affiliates in association with the Product. An example of the trade dress currently used by Serono in association with the Product is displayed in Exhibit A. Serono acknowledges that the applicator and the dimensions of the packaging for the Product sold by Columbia may be the same as that for the Product sold by Serono.

                  (d) Columbia's Promotional materials, presentations and sales calls to the Non-Fertility Specialist Market for Product B shall deliver a sustained, consistent message that any patient who has not become pregnant after three (3) cycles of treatment using clomiphene citrate together with Product B should seek care of an assisted reproduction technology specialist for further treatment. In order for Serono to verify compliance by Columbia with this Section 3(d) and its other obligations under this Agreement, Columbia shall, upon the reasonable written request of Serono, but not more than once per calendar quarter (i) identify to Serono physicians, nurses and staff within the Non-Fertility Specialist Market; and (ii) provide Serono with copies of any communications, including communications sent electronically, as disseminated by Columbia regarding Product B.

                  (e) Columbia shall not Promote or market the Product by comparison or reference to the Product as sold by Serono and its Affiliates and shall not reference the CRINONE mark in Promotional materials, provided, however, that Columbia may respond truthfully to unsolicited inquiries regarding the Product and the Product as sold by Serono.

                  (f) Notwithstanding anything contained in this Agreement to the contrary, Columbia may refer to, and otherwise use, all published and unpublished studies regarding the Product in its Promotional efforts to the Non-Fertility Specialist Market within the United States, including reference to the CRINONE mark to the extent it is used to identify the studies.

                  (g) Columbia shall provide quarterly sales and other marketing information useful to Serono in monitoring Columbia's sales progress.

                  (h) Columbia shall be responsible for receiving and responding to complaints and requests for information from patients and others regarding the Product sold by Columbia. Within thirty (30) days following the end of each calendar month during the term of this Agreement, Columbia shall provide to Serono a written report detailing complaints regarding the Product received during such month, provided that Columbia shall notify Serono of any serious adverse events within two (2) days following notice to Columbia of such serious adverse events.

         4. Columbia's Obligations Regarding License and Supply Agreement. Columbia shall supply to Ares under the terms of the License and Supply Agreement all of Ares requirements of the Product in accordance with Section 4(j) of the License and Supply Agreement before supplying its own requirements. Columbia shall not take any action that could

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reasonably be expected to adversely affect Ares' rights under the License and
Supply Agreement or Columbia's ability to perform fully its obligations thereunder.

         5.       Compensation.
                  ------------

                  (a)     Royalties.

                          (i) Amount. Columbia shall pay to Serono a royalty of thirty percent (30%) of Columbia's Net Sales of Products provided that Columbia shall pay an additional amount equal to forty percent (40%) (but not to exceed seventy percent (70%) in total) of Columbia's Net Sales of Products that are dispensed to patients within the Fertility Specialist Market.

                          (ii) Reports and Payments. Within forty-five (45) days following each calendar quarter during the Term, Columbia shall (a) provide to Serono a written report, in such detail as Serono may reasonably require, showing (i) the description and number of all Units of the Product sold by Columbia and its sublicensees during such calendar quarter, the number of free samples of the Product distributed by Columbia and its sublicensees, and the number of any returns of the Product made during such calendar quarter, and (ii) Columbia's Net Sales of the Product sold during such calendar quarter; and
                  (b) pay to Serono 30% of such Net Sales in immediately available funds by wire transfer to an account designated by Serono. If no amount is due for such calendar quarter, a written statement to that effect shall be furnished.

                          (iii) Determination of Market. With respect to each quarter during the term, Serono shall determine based on the Dispensing Data and report to Columbia in writing in the form set forth in Exhibit B (a) the number of Units of Products sold by Columbia and dispensed to patients within the Non-Fertility Specialist Market and the Fertility Specialist Market, (b) Columbia's Net Sales of Product dispensed to patients within the Non-Fertility Specialist Market and the Fertility Specialist Market, and (c) the number of Units of Products sold by Serono and dispensed to patients within the Non-Fertility Specialist Market in the United States and the Fertility Specialist Market. Within forty-five (45) days following receipt of such report, Columbia shall pay to Serono in immediately available funds by wire transfer to an account designated by Serono an additional royalty of 40% of Columbia's Net Sales of all Products sold by Columbia and dispensed to patients within the Fertility Specialist Market. In the event that, within fifteen (15) business days following receipt of such report, Columbia notifies Serono in writing that Columbia disagrees with such determination and report, and Columbia provides written documentation supporting such disagreement, then Serono and Columbia shall refer the matter to an independent expert in pharmaceutical product marketing jointly selected by each of the parties (the "Expert") and, if the parties cannot agree on an Expert, they shall thereafter request the American Arbitration Association ("AAA"), sitting in the City of New York, to select an Expert within thirty
                  (30) days following receipt of such request. In each case, the Expert shall be selected having regard to his or her suitability to

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                  determine the particular dispute or difference. Unless
                  otherwise agreed between Serono and Columbia, the following rules shall apply to the appointment of the Expert. Serono and Columbia shall share the fees of the AAA and the Expert equally. The Expert shall be entitled to inspect and examine all documentation and any other material that the Expert may consider to be relevant to the dispute. The Expert shall afford each party a reasonable opportunity (in writing or orally) for stating reasons in support of such contentions as each party may wish to make relative to the matters under consideration. The Expert shall give notice in writing of his or her determination to the parties within such time as may be stipulated in his terms of appointment or in the absence of such stipulation, as soon as practicable, but in any event within forty-five (45) days from the reference of the dispute or difference.

                          (iv) Post-Termination Report and Payment. Columbia shall provide to Serono a written report within forty-five
                  (45) days following the date of any termination of this Agreement, in such detail as Serono may reasonably require, showing the items set forth in Section 5(a)(ii) above for sales of the Product that were not previously reported to Serono, and shall pay to Serono all amounts that such report shows are due and that are subsequently determined to be due under Section 5(a)(iii) in immediately available funds by wire transfer to an account designated by Serono.

                  (b) Contribution to Royalties on Sales of Product B over $[***]. In the event that, for any calendar year or other period, Ares is required to pay to AHPC royalties under the Assignment and Royalty Agreement on sales of Product B in excess of $[***], then (i) Ares shall provide to Columbia a copy of the written report with regard to such calendar year or other period furnished by Ares to AHPC under the Assignment and Royalty Agreement, which report shall include the description and number of all Units of Product B sold by Ares and its Affiliates (including Serono) and its sublicensees (including Columbia) during such calendar year or other period and the royalties payable thereon by Ares to AHPC; and (ii) Columbia shall, within thirty (30) days following receipt of such report, pay to Ares an amount calculated by multiplying the royalties payable by Ares to AHPC for such calendar year or other period by the fraction X/Y where X is Columbia's Net Sales of Product B in the United States during such calendar year or other period and Y is Columbia's Net Sales of Product B in the United States plus Ares' Net Sales of Product B throughout the world during such calendar year or other period. Such payment shall be made in immediately available funds by wire transfer to an account designated by Ares.

                  (c) Currency. All amounts under this Agreement are in United States Dollars.

                  (d) No Implication of Right to Sell to Fertility Specialist Market. Although Columbia is obligated under the terms of this Section 5 to pay a higher royalty rate for Columbia's Net Sales of Product dispensed to patients within the Fertility Specialist Market, nothing in this Section 5 shall be deemed to grant to Columbia, directly or indirectly, a license to Promote or engage third parties to Promote the Product to the

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         Fertility Specialist Market or be deemed to limit Serono's right to terminate this Agreement pursuant to Section 10(c).

         6.       Confidentiality.
                  ---------------

         Each party hereto shall hold all Confidential Information in confidence, use it only in connection with the performance of its obligations pursuant to this Agreement and use its diligence efforts (consistent with those which it uses to safeguard its own confidential information) to safeguard Confidential Information and to prevent the unauthorized use or disclosure of any Confidential Information. Each party hereto shall ensure that its Affiliates or employees who have access to any Confidential Information shall be made aware of and subject to these obligations. The receiving party may disclose Confidential Information to individuals who have a need to know in order for the receiving party to perform its obligations or enjoy its rights under this Agreement, provided that each such individual is bound by a confidentiality obligation comparable to the obligation set forth in this Section 6. The obligations of the parties hereto under this Section 6 shall survive for five
(5) years after the expiration or termination of this Agreement.

         7.       Representations, Warranties and Covenants and Indemnification.
                  -------------------------------------------------------------

                  (a) Ares and Serono each hereby represents, warrants and covenants the following:

                          (i)    It is a corporation duly organized, existing
and in good standing under the laws of the place of its organization, with full right, power and authority to enter into and perform this Agreement.

                          (ii)   The execution, delivery and performance of this
Agreement do not conflict with, violate or breach any agreement to which it is a party, or its articles of incorporation or bylaws.

                          (iii)  This Agreement has been duly executed and
delivered by it and is a legal, valid and binding obligation enforceable against it in accordance with its terms.

                          (iv)   It shall comply with all applicable laws,
consent decrees and regulations of any federal, state or other governmental authority in performing this Agreement.

                  (b) Columbia and Columbia Bermuda each hereby represents, warrants and covenants the following:

                          (i)    It is a corporation duly organized, existing
and in good standing under the laws of the place of its organization, with full right, power and authority to enter into and perform this Agreement.

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                          (ii)   The execution, delivery and performance of this
Agreement do not conflict with, violate or breach any agreement to which it is a party, or its articles of organization or bylaws.

                          (iii)  This Agreement has been duly executed and
delivered by it and is a legal, valid and binding obligation enforceable against it in accordance with its terms.

                          (iv)   It shall comply with all applicable laws,
consent decrees and regulations of any federal, state or other governmental authority in performing this Agreement.

                  (c)     Indemnification.

                          (i)    Serono agrees to indemnify and hold harmless
Columbia, its Affiliates and sublicensees and their respective employees, agents, officers and directors from and against any claims, losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) incurred by Columbia, its Affiliates or sublicensees arising out of or in connection with any (A) breach by Ares or Serono of any representation, warranty, covenant or obligation hereunder, or (B) intentional or negligent act or omission on the part of Ares or Serono or any of its employees or agents in the performance of this Agreement.

                          (ii)   Columbia agrees to indemnify and hold harmless
Serono and its Affiliates and their respective employees, agents, officers and directors from and against any claims, losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) incurred by Serono or its Affiliates arising out of or in connection with any (A) breach by Columbia or Columbia Bermuda of any representation, warranty, covenant or obligation hereunder, (B) claim or demand of any kind for injury to person or property arising from Columbia's or its sublicensees' marketing, Promotion, distribution or sale of the Product, (C) negligent or intentional act or omission on the part of Columbia, its sublicensees, Columbia Bermuda or any of their employees or agents in the performance of this Agreement, or (D) payments, commissions or fees of any kind due to consultants or brokers retained by Columbia relating to the Product.

                          (iii)  A party seeking indemnification under this
Section 7 (the "Indemnified Party") must give prompt written notice thereof to the other party (the "Indemnifying Party"). The Indemnifying Party shall have the right to defend any such claim or demand subject to the right of the Indemnified Party to participate with counsel of its choice in such defense, but the fees and expenses of such additional counsel shall be at the expense of the Indemnified Party. The Indemnified Party shall cooperate fully in all respects with the Indemnifying Party in any such compromise, settlement or defense, including, without limitation, by making available all pertinent information and personnel under its control to the Indemnifying Party. The Indemnifying Party will not compromise or settle any claim or demand (other than, after consultation with the Indemnified Party, a claim or demand to be settled by the payment of money damages and/or the granting of releases) without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

         8. Insurance. Columbia shall maintain and keep in force for the term of this Agreement comprehensive general liability insurance including Products/Completed Operations,

    [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Contractual and Broad Form Property Damage covering its indemnification obligations hereunder with a minimum limit of [***]United States Dollars (U.S. $[***]) per annum combined single limit for Bodily Injury and Property Damage. Such insurance shall be placed with a first class insurance carrier with at least a BBB rating by Standard & Poor's, and shall name Ares as an additional insured. Upon the execution and delivery of this Agreement, Columbia shall furnish a certificate of insurance to Serono evidencing the foregoing endorsements, coverage and limits, and providing that such insurance shall not expire or be canceled or modified without at least thirty (30) days prior notice to Serono.

         9. Term of License. The term of this Agreement (the "Term") shall commence on the Effective Date and continue until terminated in accordance with the provisions of Section 10.

        10.       Termination.
                  -----------

                  (a) This Agreement shall automatically terminate upon the expiration or termination of the License and Supply Agreement.

                  (b) This Agreement may be terminated upon the mutual written agreement of the parties.

                  (c) Serono may terminate this Agreement upon written notice to Columbia in the event that (i) the number of Units of Columbia's Product dispensed to patients within the Fertility Specialist Market in any calendar quarter, as determined under Section 5(a)(iii), equals or exceeds [***]percent ([***]%) of the number of Units of Serono's Product dispensed to patients within the Fertility Specialist Market in such calendar quarter, as determined under Section 5(a)(iii), (ii) Serono notifies Columbia in writing of Serono's intent to terminate this Agreement under this Section 10(c), and (iii) the number of Units of Columbia's Product dispensed to patients within the Fertility Specialist Market equals or exceeds [***]percent ([***]%) of the number of Units of Serono's Product dispensed to patients within the Fertility Specialist Market during the three full calendar month period immediately following receipt of such notice (the "Cure Period"); provided, however, that Serono may immediately terminate this Agreement at any time after the Cure Period upon written notice to Columbia in the event that the number of Units of Columbia's Product dispensed to patients within the Fertility Specialist Market in any three-month period after the Cure Period (and not including any month during the Cure Period) equals or exceeds [***]percent ([***]%) of the number of Units of Serono's Product dispensed to patients within the Fertility Specialist Market in such three-month period.

                  (d) Serono or Columbia may terminate this Agreement forthwith by written notice to the other, if the other party commits a material breach of any part of this Agreement and such breach has not been remedied by the breaching party within sixty (60) days after written notice of such breach has been given by the other party.

                  (e) Serono may terminate this Agreement at any time that Ares is entitled to terminate the License and Supply Agreement pursuant to Section 14(b) of the License and Supply Agreement due to a material breach by Columbia Bermuda which is not

    [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         remedied within the sixty (60) day cure period of the License and Supply Agreement or such longer period made part of any applicable cure plan.

                  (f) This Agreement may also be terminated by written notice of Serono, if Columbia becomes involved in financial difficulties as evidenced:

                          (i)    by its commencement of a voluntary case under
any applicable bankruptcy code or statute, or by its authorizing, by appropriate proceedings, the commencement of such voluntary case; or

                          (ii)   by its failing to receive dismissal of any
involuntary case under any applicable bankruptcy code or statute within sixty
(60) days after initiation of such action or petition; or

                          (iii)  by its seeking relief as a debtor under any
applicable law of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by consenting to or acquiescing in such relief, or

                          (iv)   by the entry of an order by a court of
competent jurisdiction finding it to be bankrupt or insolvent, or ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property or assets; or

                          (v)    by its making an assignment for the benefit of,
or entering into a composition with its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

                  (g) The failure by a party to exercise its rights to terminate this Agreement pursuant to this Section 10 in the event of any occurrence giving rise thereto shall not constitute a waiver of such rights in the event of any subsequent occurrence.

                  (h) Termination of this Agreement shall not release any party from its obligations accrued prior to the effective date of termination nor deprive any party from any rights that this Agreement provides shall survive termination. The obligations of the parties under Sections 5(a)(iv), 5(b), 6, 7(c), 10(h) and 12 through 26 shall remain in full force and effect and shall survive the termination of this Agreement.

         11.      Publicity.
                  ---------

         The parties hereto shall coordinate the preparation and issuance of any public announcement of this Agreement. Any such announcement shall comply with relevant Securities and Exchange Commission requirements and shall take into account any reasonable concern regarding the trade. Columbia and Serono shall approve in writing the wording of such announcement before release, such approval not to be unreasonably withheld.

         12.      Audits.
                  ------

    [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         Columbia shall keep accurate records of all Product sales and other relevant data concerning the Product for a period of two (2) years following the year in which such records were created. Once a year, upon reasonable notice, at times mutually agreed upon and during business hours, each of Serono and AHPC, at Serono's or AHPC's cost, as applicable, may have the accounts of Columbia and its sublicensees for the preceding two (2) calendar years relating to the Product reviewed by independent certified public accountants appointed by Serono or AHPC, as applicable, and reasonably approved by Columbia, solely in order to verify amounts due under this Agreement. Serono or AHPC, as applicable, and Columbia shall mutually determine a general strategy for such audit in advance of its conduct. Said accountant shall not disclose to Serono or AHPC any information except that which should properly be contained in a quarterly report required under this Agreement. Columbia shall promptly pay any underpayment evidenced by such audit, and Serono shall promptly refund any overpayment evidenced by such audit. In the event such an audit evidences an underpayment of more than five percent (5%) with respect to the amounts actually paid, Columbia shall promptly pay such underpayment to Serono with interest at the prime rate as set by Citibank, from the time when such underpayment accrued, and shall reimburse Serono for the reasonable costs and expenses (including fees) of such audit.

         13.      Notices.
                  -------

         All notices required hereunder shall be in writing and shall be deemed to be properly given if sent by air courier to the party to be notified at the address set forth on page 1 hereof, or at such other latest address as a party may hereafter designate in writing to the other; provided that a copy of each notice to be sent to Columbia or Columbia Bermuda hereunder shall also be sent by the same means to General Counsel, Columbia Laboratories, Inc. 220 South Orange Avenue, Livingston, NJ 07039, USA, and further provided that a copy of each notice sent to Ares or Serono hereunder shall also be sent by the same means to General Counsel, Serono International S.A., 15 bis chemin des Mines, 1202, Geneva, Switzerland. The date of service of any notice so sent by air courier shall be the date of receipt.

         14.      Ownership Change; Assignment; Successors.
                  ----------------------------------------

         This Agreement shall be binding on and inure to the benefit of the successors and permitted assigns of the parties. No party may transfer or assign this Agreement, in whole or in part, without the consent in writing of the other parties, and any purported assignment without such consent (which may be withheld without reason) shall be void; provided, that a party may upon notice to the other parties assign all or any portion of this Agreement to any of its Affiliates or to an assignee of the License and Supply Agreement in connection with a permitted assignment under the License and Supply Agreement. No party may, following such an assignment to an Affiliate, sell such Affiliate without the other party's prior written consent unless this Agreement is first assigned back from such Affiliate to the assigning party. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, or their respective permitted successors and assigns, any benefits, rights or remedies.

         15.      Tax.
                  ---

    [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         All taxes levied on account of any payments accruing under this Agreement which constitute income to Serono, shall be the obligation of Serono, and if provision is made in law or regulation for withholding, such tax shall be deducted from any payment then due, paid to the proper taxing authority, and receipt for payment of the tax secured and promptly sent to Serono.

         16.      Independent Contractors.
                  -----------------------

         The relationship of the parties under this Agreement is that of independent contractors. Neither party shall be deemed to be the agent, partner or joint venturer of the other and neither is authorized to take any action binding upon the other.

         17.      Entire Agreement; Modification.
                  ------------------------------

         This Agreement, including the Exhibits hereto, contains the entire understanding between the parties hereto relating to the subject matter hereof, there being no terms and conditions other than those set forth herein, and it supersedes all prior agreements, statements or representations, written or oral, between the parties hereto with respect to the matters covered hereunder. This Agreement may not be modified, altered or otherwise changed or any of its provisions waived other than by an instrument in writing, duly executed by each of the parties hereto. In the event of a conflict between the terms of this Agreement and the terms of the License and Supply Agreement, the terms of the License and Supply Agreement shall control.

         18.      Severability.
                  ------------

         If any provision of this Agreement should be or becomes fully or partly invalid or unenforceable for any reason whatsoever or should be adjudged to violate any applicable law, this Agreement is to be considered divisible as to such provision and such provision is deemed to be deleted from this Agreement, and the remainder of this Agreement shall be valid and binding as if such provision were not included herein; provided, however, that this Agreement is not rendered fundamentally different in its content or effect.

         19.      Effect of Headings.
                  ------------------

         The headings for the sections and paragraphs of this Agreement are to facilitate reference only, do not form a party of this Agreement, and shall not in any way affect the interpretation hereof.

         20.      Choice of Law.
                  -------------

         This Agreement and performance hereof shall be construed and governed by the laws of the State of New York without regard to its rules on conflict of laws. Any dispute, controversy, claim or difference arising between the parties out of, relating to, or in connection with this Agreement shall be submitted to the jurisdiction of the courts sitting in the State of New York.

         21.      No Waiver.
                  ---------

    [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         No delay or omission or failure to exercise any right or remedy provided for herein shall be deemed to be a waiver thereof or acquiescence to the event giving rise to such right or remedy.

         22.      Counterparts.
                  ------------

         This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which, when so executed shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         23.      Further Assurances.
                  ------------------

         The parties each agree to produce or execute such other documents or agreements as may be necessary or desirable for the execution and implementation of this Agreement and the consummation of the transactions contemplated hereby.

         24.      Exhibits.
                  --------

         The terms and provisions of the Exhibits attached to this Agreement are hereby incorporated herein as if fully set forth herein.

         25.      Bankruptcy.
                  ----------

         All Patent and Technology rights and licenses granted to the Product under or pursuant to this Agreement by Serono to Columbia are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, as amended from time to time (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101 (35A) of the Bankruptcy Code. The parties hereto agree that so long as Columbia, as a licensee of such rights under this Agreement, makes all payments to Serono required under this Agreement, Columbia shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event that any proceeding shall be instituted by or against Ares or Serono seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or it shall take an action to authorize any of the foregoing actions, Columbia, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

         26.      Performance by Affiliates.
                  -------------------------

         The parties acknowledge that certain of their rights and obligations under this Agreement may be carried out by one or more of their Affiliates; provided, however, that each party shall remain responsible for the acts and omission of its Affiliates. The parties further understand and agree that no such Affiliate is a party to this Agreement, and, except as contemplated by this Agreement, is not the agent of such party for purposes hereof, is not authorized to bind such

    [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

party and cannot enter into amendments to this Agreement, which can only be made in accordance with the terms of Section 17 hereof.

    [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal as of the date first written above by their duly authorized representatives.

                                        COLUMBIA LABORATORIES (BERMUDA) LIMITED

                                        By: /S/ William J. Bologna
                                            ----------------------
                                            Name: William J. Bologna
                                            Title: Director

                                        COLUMBIA LABORATORIES, INC.

                                        By: /S/ Fred Wilkinson
                                            ------------------
                                            Name: Fred Wilkinson
                                            Title: President & CEO

                                        ARES TRADING S.A.

                                        By: /S/ Jean - Pierre Verhassel
                                            ---------------------------
                                            Name: Jean - Pierre Verhassel
                                            Title: Authorized Representative

                                        By: /S/ Jacques Theurillat
                                            ----------------------
                                            Name: Jacques Theurillat
                                            Title: Authorized Representative

                                        SERONO, INC.

                                        By: /S/ Jean - Pierre Verhassel
                                            ---------------------------
                                            Name: Jean - Pierre Verhassel
                                            Title: Authorized Representative

    [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                  DRAFT 5/14/02

                                    EXHIBIT A
                                Ares' Trade Dress

                                [LOGO] Crinone

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             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT B
                                 Form of Report
                           Quarterly Period: _________

I.       DISPENSING DATA SOURCES:

Prescriber Data:
         [[***]]
         [[***]]

Non-Retail Data:
         [[***]]

II.      DISPENSING DATA:

---------------------------------------------------------------------------------------------------------------------
    Data Label      Data Description and Determination Methodology                                   Data Value
---------------------------------------------------------------------------------------------------------------------
        A           No. of Units of Columbia's Product dispensed to patients within the Fertility
                    Specialist Market as shown by Prescriber Data
---------------------------------------------------------------------------------------------------------------------
        B           No. of Units of Columbia's Product dispensed to patients within the
                    Non-Fertility Specialist Market as shown by Prescriber Data
---------------------------------------------------------------------------------------------------------------------
        C           No. of Units of Columbia's Product sold by wholesalers to non-retail prescribing organizations as shown by Non-Retail Data
---------------------------------------------------------------------------------------------------------------------
                    No. of Units of Columbia's Product dispensed to patients within the Fertility
                    Specialist Market
        D           determined by using the following formula:
                    A + ((A/(A+B)) x C)/1/
---------------------------------------------------------------------------------------------------------------------
                    [***]% of Columbia's wholesale acquisition cost (WAC) for Columbia's Product
        E           on a per-package basis in effect at the end of the applicable quarter / No. of
                    Units per package*
---------------------------------------------------------------------------------------------------------------------
                    Columbia's Net Sales of Product dispensed to patients within the Fertility
                    Specialist Market
        F           determined by using the following formula:
                    D x E
---------------------------------------------------------------------------------------------------------------------
        G           No. of Units of Serono's Product dispensed to patients within the Fertility
                    Specialist Market as shown by Prescriber Data
---------------------------------------------------------------------------------------------------------------------
        H           No. of Units of Serono's Product dispensed to patients within the
                    Non-Fertility Specialist Market as shown by Prescriber Data
---------------------------------------------------------------------------------------------------------------------
        I           No. of Units of Serono's Product sold by wholesalers to non-retail prescribing organizations as shown by Non-Retail Data
---------------------------------------------------------------------------------------------------------------------
        J           No. of Units of Serono's Product dispensed to patients within the
---------------------------------------------------------------------------------------------------------------------

-----------------------
/1/ In any quarter in which Serono has not offered Product A for sale at all times during such quarter and Columbia has offered Product A for sale at all times during such quarter, the no. of Units of Columbia's Product dispensed to patients within the Fertility Specialist Market during such quarter shall be reduced by the lesser of (i) [***]Units or (ii) the no. of Units of Product A dispensed by Columbia to patients within the Fertility Specialist Market during such quarter. This reduction shall be solely for the purposes of determining Serono's termination right under Section 10(c).

    [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

---------------------------------------------------------------------------------------------------------------------
                    Fertility Specialist Market
                    determined by using the following formula:
                    G + ((G/(G+H)) x I)
---------------------------------------------------------------------------------------------------------------------
                    No. of Units of Serono's Product dispensed to patients within the
        K           Non-Fertility Specialist Market determined by using the following formula:  H
                    + ((H/G+H) x I)
---------------------------------------------------------------------------------------------------------------------
                    [***]% of Serono's wholesale acquisition cost (WAC) for Serono's Product on a
        L           per-package basis in effect at the end of the applicable quarter / No. of
                    Units per package*
---------------------------------------------------------------------------------------------------------------------
        M           Ares' Net Sales of Product through Serono dispensed to
                    patients within the Non-Fertility Specialist Market
                    determined by using the following formula:
                    K x L
---------------------------------------------------------------------------------------------------------------------

III.     PAYMENT AMOUNTS:

Columbia to Serono (pursuant to Section 5 of the Marketing License Agreement):

         Payment Amount = F x 40%

Serono to Columbia (pursuant to Section 5 of the Amended and Restated License and Supply Agreement):

         Payment Amount = M x 40%

IV.      NOTES:

*If Product A and Product B have different per-Unit WACs, then this report will include additional calculations reflecting such difference.

    [***] A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                     - 20 -